EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Tactile Systems Technology, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 6th day of February, 2017.

GALEN PARTNERS V, L.P.			GALEN PARTNERS INTERNATIONAL V, L.P.

By:	Galen Partners V, L.L.C its General Partner		By:	Galen Partners V, L.L.C. its General Partner

By:	/s/ Zubeen Shroff		By:	/s/ Zubeen Shroff
	Name:	Zubeen Shroff		Name:	Zubeen Shroff
	Title:	Managing Director		Title:	Managing Director

GALEN MANAGEMENT LLC			GALEN PARTNERS V, L.L.C.

By:	/s/ Zubeen Shroff		By:	/s/ Zubeen Shroff
	Name:	Zubeen Shroff		Name:	Zubeen Shroff
	Title:	Member		Title:	Managing Director

By:	/s/ Zubeen Shroff		By:	/s/ L. John Wilkerson
	Name:	Zubeen Shroff		Name:	L. John Wilkerson

By:	/s/ David Jahns
	Name:	David Jahns